UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

SAVICORP

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 South Birch Street, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 611-7284

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 3 - Securities and Trading Markets

3.02       Unregistered Sales of Equity Securities

On June 10, 2015, the Company issued 330 million common shares without restrictive legend to Arnold LaMarr Weese (“Weese”) and 210 million common shares without restrictive legend to David Kent Moss (“Moss”) (“shares”). The shares were issued to meet a deadline of June 11, 2015 as part of a settlement of Arnold LaMarr Weese and David Kent Moss, Plaintiffs v. SaviCorp, Inc., Serge V. Monros and Craig Waldrop, Defendants in The United States District Court For The Northern District Of West Virginia, Civil Action No.; 2;13-cv-41-JPB. A copy of the ORDER APPROVING SETTLEMENT AND DISMISSING CASE dated April 7, 2015 (“Order”) is attached hereto as an exhibit. As part of the settlement, Weese returned 55 million restricted SaviCorp common shares to the Company and Moss returned 35 million restricted SaviCorp common shares to the Company. Defendant Craig Waldrop returned 163,949,579 restricted SaviCorp common shares to the Company as part of the settlement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	ORDER APPROVING SETTLEMENT AND DISMISSING CASE dated April 7, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 12, 2015	SaviCorp

By: /s/ Serge Monros
Serge Monros
Chairman, CEO

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